Consent of Ernst & Young LLP, Independent Auditors
            --------------------------------------------------


      We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 33-44271 and Form S-8 No. 33-59866) of Hilb, Rogal and Hamilton Company and in the related prospectuses of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of Hilb, Rogal and Hamilton Company included in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                          Ernst & Young LLP

      Richmond, Virginia
      March 21, 1996